UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2008

Forest City Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio		44113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-621-6060

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2008, Forest City Enterprises, Inc. (the "Company") entered into a consultant agreement (the "Consultant Agreement") with Thomas G. Smith, its former Executive Vice President, Chief Financial Officer and Secretary. Under the terms of the Consultant Agreement, that became effective on May 12, 2008, Mr. Smith will provide the Company with consulting services utilizing his expertise and experience with insurance, accounting, compensation and other matters. The Company will reimburse Mr. Smith for his consulting services in the amount of $250,000 for the one year period commencing on May 12, 2008 and $150,000 for the one year period commencing on May 12, 2009. Unless the parties otherwise agree in writing, the Consultant Agreement shall terminate on May 12, 2010. Under the terms of the Consultant Agreement, Mr. Smith will submit invoices for his services bi-weekly and will be reimbursed for long-term health care, insurance coverage required under the Consultant Agreement, travel and other reasonable expenses incurred in the performance of his duties. Mr. Smith agreed to continued confidentiality provisions as well as customary indemnification provisions in the Consultant Agreement. The Company and Mr. Smith agreed to mutual non-solicitation terms in the Consultant Agreement.

The Consultant Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing discussion of the terms of the Consultant Agreement is qualified in its entirety by reference to the full text of such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 Consultant Agreement, dated May 12, 2008, by and between Forest City Enterprises, Inc. and Thomas G. Smith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forest City Enterprises, Inc.

May 19, 2008	By:	/s/ Geralyn M. Presti

Name: Geralyn M. Presti
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Consultant Agreement, dated May 12, 2008, by and between Forest City Enterprises, Inc. and Thomas G. Smith.